Exhibit 99.1

PainCare Holdings Announces Intent To Acquire Denver Pain Management

Recognized As One Of the World’s Leading Interventional Pain Management Practices, DPM Expected To Contribute $2.5 Million In Annual Operating Income To PainCare

ORLANDO, Fla., March 23 /PRNewswire-FirstCall/—PainCare Holdings, Inc. (Amex: PRZ) today announced that it has entered into a Letter of Intent to acquire and manage Denver Pain Management, P.C. (“DPM”), based in Denver, Colorado. Although no assurance can be given, the Company expects to sign and close a Definitive Purchase Agreement and a Definitive Management Agreement with DPM within 30 days.

Founded in 1995 by Robert E. Wright, M.D., DABPM, Denver Pain Management is one of the few centers worldwide that regularly performs the full range of advanced, FDA-approved procedures available in Interventional Pain Management, including diagnostic spinal injection, quantitative discomanometry with provocative discography, therapeutic neural blockade, radiofrequency neurolysis, cryoneurolysis, intradiscal thermal therapy, percutaneous discectomy, epiduroscopy, central spinal stimulation, and peripheral electrical neuromodulation. DPM treats spinal pain, complex regional pain, headache, pelvic pain and myofascial pain in an environment where patients have access to state-of-the-art diagnostic testing (e.g. electrodiagnostics) and rehabilitation (MedX) as adjuncts to the interventional techniques.

Based on the historical financial performance of DPM, PainCare expects the practice to contribute approximately $4.6 million in annual revenue and $2.5 million in annual operating income. In keeping with PainCare’s strict acquisition model, total consideration expected to be paid to the shareholders of DPM is $12,500,000, with 50% of the total consideration in cash and 50% in PainCare’s common stock. One-half of the consideration will be paid at closing and the remaining one-half will be payable pro-rata over three years pursuant to a strict “earn out formula” conditioned upon PainCare realizing at least $2.5 million per year in operating income from the practice. It is expected that PainCare will fund the cash portion of the purchase price due at closing from the proceeds of the recently completed $5 million follow-on financing by Laurus Master Fund, Ltd.

On December 31, 2003, PainCare acquired Kenneth M. Alo, MD, PA, whose Houston-based medical practice also specializes in Interventional Pain Management. Dr. Wright and Dr. Alo had developed a strategic alliance prior to being acquired by PainCare. Like Dr. Alo, Dr. Wright has earned industry acclaim as a pioneer, inventor and expert in the field of Interventional Pain Management. Diplomat Certified in anesthesiology, Dr. Wright received a Certificate of Additional Qualifications in Pain Management from the American Board of Anesthesiology. With licenses to practice in Colorado, California, Utah and Wyoming, Dr. Wright serves on the instructor panel of a number of medical organizations, including the Interventional Spinal Injection Society—an organization that Dr. Wright helped to originate, the Advanced Neuromodulation Society and the North American Spine Society.

Dr. Wright is also the co-inventor of a single-use disposable device indicated for the percutaneous removal of disc nucleus material, offering an early, less invasive approach to mitigating pain of discogenic origin associated with cervical thoracic and lumbar contained herniations. In 2002, Stryker Corporation acquired the rights to the device and now markets it globally as the

DEKOMPRESSOR, which is part of Stryker’s product offerings addressing the Interventional Pain Management marketplace.

Dr. Wright is actively involved in research and publication, instructional workshops for other physicians and presenting on a number of subjects related to Non-surgical Pain Intervention and Advanced Interventional Pain Management. After receiving his medical education from Baylor College of Medicine, Texas Medical Center in Houston, Texas, and prior to founding DPM, Dr. Wright served as a staff anesthesiologist for the United States Air Force Academy Hospital in Colorado Springs.

Randy Lubinsky, Chief Executive Officer of PainCare, stated, “PainCare is as committed to the advancement of pain management ideals, technologies and instruction as it is to its goal of building a large, profitable enterprise. Welcoming Dr. Wright as one of the leading physicians in Interventional Pain Management to our growing cadre of world-renowned pain care experts, clearly helps us to achieve our two primary objectives. First, as the largest acquisition we’ve undertaken thus far, Denver Pain Management is expected to contribute measurably to the achievement of our financial goals. Second, as two of the world’s best physicians in Interventional Pain Management, Dr. Wright and Dr. Alo are sure to aid PainCare in maintaining and enhancing its reputation as a company committed to advancing the science of pain relief.”

“PainCare’s unique leadership style, combined with a focus on the execution of a world-class management system, is one of the reasons that I believe the Company will continue to be a driving force in the health care industry for a very long time. Without question, PainCare has assembled many of the brightest and most accomplished medical specialists and business people to create a unique and committed team of professionals. I’m pleased to be joining this team and look forward to helping PainCare realize its full and exciting potential,” added Dr. Wright.

About PainCare Holdings, Inc.

Founded in Orlando, Florida in 2000, PainCare specializes in the cost-effective delivery of high-tech pain relief through Minimally Invasive Surgery, Pain Management technologies and Orthopedic Rehabilitation. The Company has established and is aggressively expanding a highly specialized network of orthopedic rehabilitation, spine surgery and pain management centers across North America to serve the pain care market. PainCare has built a professional healthcare organization comprised of many internationally renowned pain management physicians, neuro- and orthopedic surgeons, and physiatrists with centers found in Florida, Colorado, North Dakota, Texas, Louisiana, Missouri and Canada.

PainCare also offers turnkey, on-site, rehab and electro diagnostic programs directly to independent physician practices, group practices and medical institutions under a revenue-sharing arrangement. MedX-Direct provides the most advanced testing, strengthening and rehabilitation utilizing state-of-the-art MedX equipment installed on-site at each physician practice. EDX-Direct program physicians are supplied with all equipment, technical training and support necessary to introduce electro diagnostic medicine studies into their respective practice offerings.

For more information on PainCare, please visit the Company web site at www.paincareholdings.com.

This press release may contain forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor”

provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated including the following: insufficient capital to expand business; market acceptance of new products and services; management’s ability to effectively launch new products in a timely and cost-efficient manner; governmental regulation and legal uncertainties; ability to manage growth and to respond to rapid technological change; competitive pressures; costs or difficulties related to the integration of businesses, if any, acquired or that may be acquired, may be greater than expected; operating costs or customer loss and business disruption following future mergers and acquisitions may be greater than expected; general economic or business conditions; and any changes in the securities market. For a detailed description of these and other cautionary factors that may affect PainCare’s future results, please refer to PainCare’s filings with the Securities Exchange Commission, especially in the “Factors Affecting Operating Results and Market Price of Securities” included in the Company’s most recent filings filed with the Securities Exchange Commission.

FOR MORE INFORMATION, PLEASE CONTACT

Stephanie Noiseux, Elite Financial Communications Group, LLC

407-585-1080 or via email at steph@efcg.net

SOURCE PainCare Holdings, Inc.